UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 8, 2020

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01.  Other Events.

On December 8, 2020, the Board of Directors of The Chemours Company (the “Company”) approved the extension of the Company’s existing share repurchase program (“2018 Share Repurchase Program”) through December 31, 2022. The 2018 Share Repurchase Program was originally scheduled to expire on December 31, 2020.

The 2018 Share Repurchase Program was originally announced on August 2, 2018 and provided the Company with the authorization to purchase shares of its issued and outstanding common stock in an aggregate amount not to exceed $750 million, plus any associated fees or costs in connection with its share repurchase activity. On February 14, 2019, the Company announced that its Board of Directors approved a $250 million increase to the existing share repurchase authorization, resulting in an overall authorization of $1.0 billion.

Except as indicated above, all other terms and conditions of the 2018 Share Repurchase Program as originally announced on August 2, 2018 remain the same. Repurchases may be suspended or discontinued at any time. The Company may repurchase its common stock through open market purchases, including under a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act, or private transactions, in accordance with applicable federal securities laws, including Rule 10b-18 of the Exchange Act. The timing of purchases and the exact number of shares to be purchased will be determined by the Company’s management, in its discretion, or pursuant to a Rule 10b5-1 trading plan, and will depend upon market conditions and other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Sameer Ralhan
Sameer Ralhan
Senior Vice President, Chief Financial
Officer

Date:	December 8, 2020